Our job is to be the best
First Quarter 2010

 This presentation contains “forward-looking statements” within the meaning of the federal securities laws. These statements reflect management’s current views with respect to future events and are subject to risk and uncertainties. We note that a variety of factors and uncertainties could cause our actual results to differ significantly from the results discussed in the forward-
looking statements. Factors and uncertainties that might cause such differences include, but are not limited to: general economic, market, or business conditions; the opportunities (or lack thereof) that may be presented to us and that we may pursue; fluctuations in costs and expenses including the costs of raw materials, purchased energy, and freight; changes in interest rates;
current conditions in financial markets could adversely affect our ability to finance our operations;
demand for new housing; accuracy of accounting assumptions related to impaired assets, pension and postretirement costs, contingency reserves and income taxes; competitive actions by other companies; changes in laws or regulations; our ability to execute certain strategic and business improvement initiatives; the accuracy of certain judgments and estimates concerning the integration of acquired operations; and other factors, many of which are beyond our control.
Except as required by law, we expressly disclaim any obligation to publicly revise any forward-
looking statements contained in this presentation to reflect the occurrence of events after the date of this presentation.
 This presentation includes non-GAAP financial measures. The required reconciliations to
GAAP financial measures are included on our website, www.templeinland.com.

Net income (loss) per share

Special items

Net income (loss) per share excluding
  special items
Q1 2010	Q4 2009	Q1 2009
$ (0.04)	$ 0.34	$ 0.33
0.03	(0.41)	(0.03)
$ (0.01)	$ (0.07)	$ 0.30
First Quarter 2010 Consolidated Results

($ in Millions)
	Q1 2010	Q4 2009	Q1 2009
Revenues	$ 752	$ 715	$ 790
Costs and expenses	(706)	(658)	(685)
Segment operating income	$ 46	$ 57	$ 105
Corrugated Packaging Segment

Q1 2010 vs. Q4 2009 Q1 2010 vs. Q1 2009
Virgin Fiber OCC Energy Chemicals Freight
Key Input Cost Changes

TIN Average Box Price *
 * Average box price realization includes the impact of mix of business
2009
Q1 Q2 Q3 Q4 Q1
2010
Corrugated Packaging Segment

Box Shipments
 * Source: Fibre Box Association
2009
2010
Corrugated Packaging Segment

Downtime/Inventories
• Q1 2010 downtime
 – 36,000 tons maintenance related
• Inventories
 – Lowest first quarter ending level since 2002
 – Below practical minimum
• Q2 2010 maintenance downtime
 – 26,000 tons maintenance related primarily at Rome
 and Ontario

Looking Forward
• 2nd Quarter
 – Box demand improving
 – Box pricing rising
 – Input cost easing
 – Box plant transformation working

($ in Millions)
	Q1 2010	Q4 2009	Q1 2009
Revenues	$ 153	$ 130	$ 151
Costs and expenses	(162)	(148)	(153)
Segment operating income (loss)	$ (9)	$ (18)	$ (2)
Building Products Segment

Housing Starts
TIN EBITDA
2006
2007
2008
2009
2010

Lumber
Price
2009
2010
 Q1 Q2  Q3 Q4 Q1
Volume
2009
2010
 Q1 Q2 Q3 Q4 Q1
Building Products Segment

Gypsum
Volume
2009
2010
 Q1  Q2  Q3  Q4 Q1
Price
 Q1 Q2  Q3 Q4 Q1
2009
2010
Building Products Segment

Particleboard
Volume
2009
2010
  Q1  Q2  Q3 Q4 Q1
 Q1 Q2  Q3  Q4  Q1
2009
2010
Building Products Segment

Looking Forward
• 2nd Quarter
 – Demand improving for all products
 – Pricing improving for all products
 – Return to profitability

2010 First Quarter
Financial Highlights
• Cash provided by operations $1 million in first quarter
 - Operations provided $52 million which covered cap ex and dividends
 - Working capital used $51 million, up seasonally consistent with prior years
• Balance sheet
 - Long term debt $764 million at first quarter-end, up $54 million vs. year-
  end 2009 due to seasonal working capital needs
• Liquidity
 - Committed credit facilities $1,075 million
 - Unused available borrowing capacity $836 million at first quarter-end
• Expense related items
 - Interest expense $13 million in first quarter, down $6 million or 32% vs.
  year ago
 - General and administrative expenses $18 million in first quarter, consistent with prior guidance

Our job is to be the best